Exhibit 10.1

BGC PARTNERS, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This Second Amendment to Credit Agreement and Waiver (herein, this “Amendment”) is entered into as of June 20, 2013, by and among BGC PARTNERS, INC., a Delaware corporation (the “Borrower”), the several financial institutions from time to time party to the Credit Agreement described below, as Lenders who have executed this Amendment, and BANK OF MONTREAL, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent.

PRELIMINARY STATEMENTS

A. The Borrower, the Guarantors, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement dated as of June 23, 2011, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower and the Lenders have agreed to extend the Revolving Credit Termination Date and waive certain provisions of the Credit Agreement, all under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be and hereby is amended as follows:

1.1. Section 3.1 of the Credit Agreement shall be and hereby is amended by inserting a new sentence immediately after clause (e) appearing therein to read in its entirety as follows:

In carrying out the foregoing, no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.

1.2. Section 4.1 of the Credit Agreement shall be and hereby is amended by deleting the word “guarantee” in the second line thereof and inserting in its place the word “Guarantee”.

1.3. The definition of the term “Revolving Credit Termination Date” contained in Section 5.1 of the Credit Agreement shall be amended by replacing the date “June 23, 2013” appearing therein with the date “September 23, 2013”.

1.4. Section 5.1 of the Credit Agreement shall be amended by adding the following defined terms thereto:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Guarantee” of or by any Guarantor means any obligation, contingent or otherwise, of such Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, any of the Borrower and each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

1.5. The definition of the term “Obligations” contained in Section 5.1 of the Credit Agreement shall be amended by adding the following proviso immediately before the period appearing at the end of such defined term:

; provided, however, that, with respect to any Guarantor, the Obligations Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

1.6. The first sentence of Section 12.1 of the Credit Agreement shall be amended by adding the following proviso immediately before the period appearing at the end of such sentence:

; provided, however, that, with respect to any Guarantor, the Obligations Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

1.7. Section 12 of the Guaranty shall be and hereby is amended by inserting a new section immediately after Section 12.9 to read in its entirety as follows:

Section 12.10. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower and each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 12.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2. WAIVER.

2.1. The Borrower has requested that the Required Lenders waive, and upon the effectiveness of this Amendment, the Required Lenders hereby waive any Default or Event of Default under Sections 8.9, 8.10 and 8.11 of the Credit Agreement that may result from the sale of the Borrower’s on-the-run, electronic benchmark U.S. Treasury platform (including the eSpeed brand name and various assets and entities comprising the fully electronic portion of the Borrower’s benchmark on-the-run U.S. Treasury brokerage, market data and co-location service businesses) for cash and NASDAQ OMX common stock (the “Stock”), pursuant to the Purchase Agreement, dated as of April 1, 2013, by and among BGC Partners, Inc., BGC Holdings, L.P. and BGC Partners, L.P. and The NASDAQ OMX Group, Inc. and for certain limited purposes, Cantor Fitzgerald, L.P., and the related agreements, and any sale, transfer or disposition of or hedging activity with respect to any of the shares of the Stock, or any Liens granted in connection with such hedging activity or as otherwise permitted by the Credit Agreement, or the agreements or right to receive the shares of Stock, provided that after giving effect to such sale no Unmatured Termination Event, Termination Event, Default or Event of Default shall exist.

2.2. This foregoing waiver is limited to the matters expressly stated herein. By accepting this waiver by the Required Lenders the Borrower agrees that, except as specifically waived herein, it remains obligated to comply with the terms of the Credit Agreement and related documents, including without limitation Sections 8.9, 8.10 and 8.11 of the Credit Agreement. The execution and delivery of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Required Lenders to forbear or execute a similar waiver under the same or similar circumstances. The Required Lenders may exercise their rights and remedies under the Credit Agreement and otherwise as though such waiver had never been made except to the extent specifically waived herein.

SECTION 3. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1. The Borrower, the Guarantors, the Administrative Agent and the Lenders shall have executed and delivered this Amendment.

3.2. After giving effect to the amendments and waivers hereunder, each of the representations and warranties set forth in Section 6 of the Credit Agreement shall be true and correct in all material respects, except that (a) the representations and warranties made under Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders and (b) the representations and warranties contained in Section 6.6 shall be deemed to refer to December 31, 2012.

3.3. Upon giving effect to this Amendment, (a) the Borrowers shall be in compliance in all material respects with all of the terms and conditions of the Loan Documents and (b) no Unmatured Termination Event, Termination Event, Default or Event of Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

3.4. The Borrower shall have paid to the Administrative Agent for the ratable account of the Lenders a non-refundable extension fee in an amount equal to 0.075% (7.5 bps) of the amount of each Lender’s Revolving Credit Commitments under the Credit Agreement.

SECTION 4. REPRESENTATIONS.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof, and after giving effect to the amendments called for hereby, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except that for purposes of this paragraph (a) the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders and (b) the representations and warranties contained in Section 6.6 shall be deemed to refer to December 31, 2012), and after giving effect to this Amendment (x) the Borrower is in compliance in all material respects with all of the terms and conditions of the Loan Documents and (y) no Unmatured Termination Event, Termination Event, Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 5. MISCELLANEOUS.

5.1. As an additional inducement to and in consideration of the Administrative Agent’s and the Lenders’ acceptance of this Amendment, each Guarantor hereby acknowledges the execution of this Amendment by the Borrower and acknowledges that this acknowledgement is not required under the terms of the Credit Agreement and that the execution hereof by the Guarantors shall not be construed to require the Lenders to obtain their acknowledgement or consent to any future amendment, modification or waiver of any term of the Credit Agreement except as otherwise provided in the Credit Agreement. Each Guarantor hereby agrees that its obligations as a Guarantor under the Credit Agreement shall apply to all Obligations as they may be amended by this Amendment. Each Guarantor further acknowledges and agrees that its obligations as a Guarantor under the Credit Agreement shall be and remain in full force and effect.

5.2. Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the other Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of New York.

5.4. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the credit facilities and the preparation, execution and delivery of this Amendment, and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Administrative Agent with respect to the foregoing.

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This Second Amendment to Credit Agreement and Waiver is entered into as of the date and year first above written.

“Borrower”

BGC Partners, Inc.

By	/s/ A. Graham Sadler
	Name	A. Graham Sadler
	Title	Chief Financial Officer

“Guarantors”

BGC Capital Markets, L.P.

By	/s/ A. Graham Sadler
	Name	A. Graham Sadler
	Title	Chief Financial Officer

BGC Brokers US, L.P.

By	/s/ A. Graham Sadler
	Name	A. Graham Sadler
	Title	Chief Financial Officer

BGC Partners, L.P.

By	/s/ A. Graham Sadler
	Name	A. Graham Sadler
	Title	Chief Financial Officer

BGC Holdings, L.P.

By	/s/ A. Graham Sadler
	Name	A. Graham Sadler
	Title	Chief Financial Officer

Accepted and agreed to as of the date and year last above written.

“Agent”

Bank of Montreal, as Administrative Agent

By	/s/ Linda C. Haven
	Name	Linda C. Haven
	Title	Managing Director

“Lenders”

Bank of Montreal

By	/s/ Linda C. Haven
	Name	Linda C. Haven
	Title	Managing Director

Bank of America, N.A.

By	/s/ Michael F. Ugliarolo
	Name	Michael F. Ugliarolo
	Title	Managing Director

U.S. Bank National Association

By	/s/ Heath G. Williams
	Name	Heath G. Williams
	Title	Vice President

Wells Fargo Bank, N.A.

By	/s/ David Michaels
	Name	David Michaels
	Title	Senior Vice President

Fifth Third Bank

By	/s/ Lydia Altman
	Name	Lydia Altman
	Title	Vice President

The Bank of New York Mellon

By	/s/ Robert Motzel
	Name	Robert Motzel
	Title	Managing Director